Exhibit 99.1

INTERNET
Go To: www.proxypush.com/USWS
Cast your vote online
Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE Call 1-866-870-7492
Use any touch-tone telephone
Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/USWS prior to the special meeting
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903
U.S. Well Services, Inc.
Special Meeting of Stockholders
For Stockholders of record as of XXXXX XX, 202X
TIME:    XXXXXX, XXXXX XX, 202X XX:XX XM, Central Time
PLACE:    Special Meeting to be held live via the Internet.
Please visit www.proxydocs.com/USWS for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Kyle O’Neill and Erin Simonson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of U.S. Well Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED
IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

U.S. Well Services, Inc.
Special Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 4 AND 5
PROPOSAL    YOUR VOTE
FOR    AGAINST ABSTAIN
1. To approve the Agreement and Plan of Merger, dated as of June 21, 2022, among U.S. Well Services, Inc.(“USWS”), ProFrac Holding Corp. (“ProFrac”) and Thunderclap Merger Sub I, Inc., an indirect subsidiary of ProFrac (“Merger Sub”), and the transactions contemplated thereby, including the merger, pursuant to which Merger Sub will merge with and into USWS, with USWS surviving as an indirect subsidiary of ProFrac.
2. To approve, for purposes of complying with the Nasdaq listing rules, the issuance of shares of USWS Class A common stock, par value $0.0001 per share (the “USWS Common Stock”), to be issued by USWS upon the conversion of the USWS Series A Redeemable Convertible Preferred Stock and the Convertible Senior Secured (Third Lien) PIK Notes, in an amount equal to 20% or more of USWS Common Stock outstanding.
3. To approve an amendment to the USWS Certificate of Designations of the Series A Redeemable Convertible Preferred Stock to modify certain terms relating to the conversion rights of USWS Series A Redeemable Convertible Preferred Stock.
4. To approve an amendment to our Amended and Restated U.S. Well Services, Inc. 2018 Stock Incentive Plan (the “A&R LTIP”), to increase the maximum number of shares of USWS Common Stock that may be issued under the A&R LTIP by 2,000,000 shares.
5. If submitted to a vote of USWS stockholders, to approve an adjournment of the special meeting of USWS stockholders including, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for those proposals.
BOARD OF DIRECTORS RECOMMENDS
FOR
FOR
FOR
FOR
FOR
You must register to attend the meeting online and/or participate at www.proxydocs.com/USWS prior to the special meeting
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable)    Date
Signature (if held jointly)
Date